UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2012

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders for Opexa Therapeutics, Inc. (“Opexa”) was held on November 15, 2012 (the “Annual Meeting”).  Three proposals were submitted to shareholders as described in the 2012 Proxy Statement and were approved by shareholders at the Annual Meeting.  The proposals and the results of the shareholder votes are as follows.

			Broker
1.	For	Withheld	Non-Votes
Proposal to elect five directors
for one-year terms:

David E. Jorden	8,038,220	444,434	8,685,717
Gail J. Maderis	7,822,155	660,499	8,685,717
Michael S. Richman	8,085,123	397,531	8,685,717
Scott B. Seaman	7,859,607	623,047	8,685,717
Neil K. Warma	7,797,742	684,912	8,685,717

				Broker
2.	For	Against	Abstain	Non-Votes
Proposal to approve an Amendment
to the Restated Certificate of
Formation to effect a reverse stock
split of Opexa’s common
stock, as determined by the Board
of Directors in its discretion, at a
ratio of not less than 1-for-2 and
not more than 1-for-4	14,663,333	2,373,941	131,097	0

				Broker
3.	For	Against	Abstain	Non-Votes
Proposal to ratify the
appointment of MaloneBailey, LLP
as independent auditors for the fiscal year
ending December 31, 2012	16,234,984	625,768	307,619	0
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	November 20, 2012	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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